UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2017, SunPower Corporation, a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to the revolving credit facility with Mizuho Bank, Ltd. (as administrative agent) and Goldman Sachs Bank USA, dated as of May 4, 2016 (the “Credit Facility”), which, among other things, reduces the amount that the Company may borrow under the Credit Facility from up to $200 million to up to $50 million. Amounts borrowed under the Credit Facility may be repaid and reborrowed in support of the Company’s commercial and small-scale utility projects in the United States until the May 4, 2021 maturity date.

The foregoing description of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2017, the Company issued a press release, included as Exhibit 99.1 hereto, announcing its results of operations for its third fiscal quarter ended October 1, 2017.

The information furnished in Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated as of October 27, 2017, by and among SunPower Revolver HoldCo I, LLC, Mizuho Bank, Ltd., Mizuho Bank (USA), Mizuho Bank, Ltd., Goldman Sachs Bank USA, and the Lenders party thereto

99.1	Press release dated November 2, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 2, 2017	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement, dated as of October 27, 2017, by and among SunPower Revolver HoldCo I, LLC, Mizuho Bank, Ltd., Mizuho Bank (USA), Mizuho Bank, Ltd., Goldman Sachs Bank USA, and the Lenders party thereto

99.1	Press release dated November 2, 2017